NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: September ___, 2006
Original Conversion Price (subject to adjustment herein): $0.___

                                                                    $___________


                            6% CONVERTIBLE DEBENTURE
                             DUE SEPTEMBER ___, 2009

      THIS DEBENTURE is one of a series of duly authorized and issued 6% Convertible Debentures of Preferred Voice, Inc., a Delaware corporation, having a principal place of business at 6500 Greenville, Suite 570, Dallas, Texas 75206 (the "Company"), designated as its 6% Convertible Debenture, due September ___, 2009 (the "Debenture(s)").

      FOR VALUE RECEIVED, the Company promises to pay to_____________________ or its registered assigns (the "Holder"), the principal sum of $_______________ on September ___, 2009 or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "Maturity Date"), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

      Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Subscription Agreement, and
(b) the following terms shall have the following meanings:

            "Alternate Consideration" shall have the meaning set forth in
      Section 5(d).

            "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of Texas are authorized or required by law or other government action to close.

            "Closing Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the closing bid price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Business Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders and reasonably acceptable to the Company.

            "Common Stock" means the common stock, no par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

            "Conversion Date" shall have the meaning set forth in Section 4(a).

            "Conversion Price" shall have the meaning set forth in Section 4(b).

            "Conversion Shares" means the shares of Common Stock issuable upon conversion of Debentures.

            "Debenture Register" shall have the meaning set forth in Section
      2(b).

            "Demand Registration Statement" means a registration statement meeting the requirements set forth in the Subscription Agreement, covering among other things the resale of the Conversion Shares and naming the Holder as a "selling stockholder" thereunder.

            "Event of Default" shall have the meaning set forth in Section 6.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fundamental Transaction" shall have the meaning set forth in
      Section 5(d).

            "Interest Payment Date" shall have the meaning set forth in Section 2(a).

            "Late Fees" shall have the meaning set forth in Section 2(c).

            "New York Courts" shall have the meaning set forth in Section 7(d).

            "Notice of Conversion" shall have the meaning set forth in Section 4(a).

            "Original Issue Date" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

            "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

            "Subscription Agreement" means the Subscription Agreement, dated as of September ___, 2006, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Shareholder Approval" shall mean such approvals as may be required by applicable rules and regulations from the shareholders of the Company.

            "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

            "Transaction Documents" shall mean the Subscription Agreement, the Debentures, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

      Section 2. Interest.

            a) Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 6% per annum, payable annually, in arrears, beginning on September _______, 2007 and on each Conversion Date (as to that principal amount then being converted) and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an "Interest Payment Date"), in cash or shares of Common Stock at the Interest Conversion Rate, or a combination thereof; provided, however, payment in shares of Common Stock may only occur if (i) the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (ii) the Interest Conversion Rate is equal to or exceeds $.07(1), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the Subscription Agreement.

            b) Company's Election to Pay Interest in Kind. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in shares of Common Stock or cash shall be at the discretion of the Company. Not less than 20 Trading Days prior to each Interest Payment Date, the Company shall provide the Holder with written notice of its election to pay interest hereunder either in cash or shares of Common Stock (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Within 20 Trading Days prior to an Interest Payment Date, the Company's election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash.

            c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock shall otherwise occur pursuant to Section 4(c)(ii) and only for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company in fact delivers the Conversion Shares within the time period required by Section 4(c)(ii). Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register"). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock, then such payment shall be distributed ratably among the Holders based upon the principal amount of Debentures held by each Holder.

            d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 15% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) ("Late Fees") which will accrue daily, from the date such interest is due hereunder through and including the date of payment.

            e) Prepayment. Except as otherwise set forth in this Debenture, the Company may prepay any portion of the principal amount of this Debenture with ten days written notice to the Holder.

      Section 3. Registration of Transfers and Exchanges.

            a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

            b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Subscription Agreement and may be transferred or exchanged only in compliance with the Subscription Agreement and applicable federal and state securities laws and regulations.

            c) Reliance on Debenture Register. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

      Section 4. Conversion.

            a) Conversion Options.

                  i. By the Holder. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on conversion set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a "Notice of Conversion"), specifying therein the principal amount of Debentures to be converted and the date on which such conversion is to be effected (a "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender Debentures to the Company unless the entire principal amount of this Debenture has been converted plus all accrued and unpaid interest thereon has been paid. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within 1 Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

                  ii. By the Company. Upon the execution of a Fundamental
            Transaction as described in Section 5(d) of this Debenture, the Company may force conversion of the Debenture. The Company shall effect conversion by delivering to the Holder written notice of the Fundamental Transaction, specifying therein the then outstanding amount of the Debenture to be converted and the Conversion Date. Upon delivery of the Conversion Shares, the Holder shall return the Debenture marked "Paid in Full".

            b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.07 (subject to adjustment herein)(the "Conversion Price").

            c) Mechanics of Conversion.

                  i. Conversion Shares Issuable Upon Conversion of Principal
            Amount. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

                  ii. Delivery of Certificate Upon Conversion. Not later than five Business Days after any Conversion Date, the Company will deliver to the Holder (A) a certificate or certificates representing the Conversion Shares which shall have a restrictive legends and trading restrictions (unless the Demand Registration Statement has been filed) representing the number of shares of Common Stock being acquired upon the conversion of Debentures and (including, if so timely elected by the Company, shares of Common Stock representing the payment of accrued interest) and (B) a bank check in the amount of accrued and unpaid interest (if the Company is required to pay accrued interest in cash).

                  iii. Failure to Deliver Certificates. If in the case of any
            Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Business Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before the Holder's receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.

                  iv. Obligation Absolute; Partial Liquidated Damages. If the
            Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the fifth Business Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $2,000 of principal amount being converted, $10 per Business Day (increasing to $20 per Business Day after 5 Business Days after such damages begin to accrue) for each Business Day after such fifth Business Day until such certificates are delivered; provided, however, the Company shall use best efforts to remedy or overcome such failures as promptly as possible. The Company's obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event a Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the principal amount of this Debenture outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 8 herein for the Company's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

                  v. Reservation of Shares Issuable Upon Conversion. The Company
            covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debentures as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Subscription Agreement) be issuable (taking into account the adjustments and restrictions of Section 5 upon the conversion of the outstanding principal amount of the Debentures. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Demand Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Demand Registration Statement.

                  vi. Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  vii. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      Section 5. Certain Adjustments.

            a) Stock Dividends and Stock Splits. If the Company, at any time while the Debentures are outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

            b) Most Favored Nation Provision. All other provisions hereof notwithstanding, if at any time immediately following the date hereof until the Maturity Date, the Company issues (enters into a binding contract to issue) any shares (the "Additional Shares") of the Company's Common Stock or Common Stock equivalents including indebtedness convertible into Common Stock or preferred stock convertible into Common Stock or warrants exercisable for Common Stock (the "Common Stock Equivalents"), to any third party (a "Third Party") for a price per share (the "Third Party Price Per Share"), which in the case of Common Stock Equivalents shall be the applicable conversion ratio or exercise price, that is less than the Conversion Price per share designated in Section 4(b) (as adjusted for stock splits, stock dividends, recapitalizations and other adjustments to the Company's Common Stock as a whole) then, promptly after issuance of the Additional Shares or Common Stock Equivalents, the Company shall issue to the Holder (without payment of additional consideration by the Holder) that number of additional shares of the Company's Common Stock equal to the difference between (a) the total consideration paid by the Holder pursuant hereto divided by the Third Party Price Per Share and (b) the number of shares issued to the Holder pursuant hereto if the Holder has already converted the Debenture into Common Stock or shall adjust the Conversion Price per share designated in
      Section 4(b) to equal the Third Party Price Per Share. This provision shall not apply to issuances pursuant to currently outstanding options, rights and/or warrants. The delivery to the Holder of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock.

            c) Pro Rata Distributions. If the Company, at any time while Debentures are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be determined by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

            d) Fundamental Transaction. If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

            e) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not includes shares of Common Stock owned or held by or for the account of the Company, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this
      Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.


            f) Notice to Holders.

                  i. Adjustment to Conversion Price. Whenever the Conversion
            Price is adjusted pursuant to any of this Section 5, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  ii. Notice to Allow Conversion by Holder. If (A) the Company
            shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

      Section 6. Events of Default.

            a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  i. any default in the payment of (A) the principal amount of any Debenture, or (B) interest (including Late Fees) on, or liquidated damages in respect of, any Debenture, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within 10 calendar days after notice of such default sent by the Holder or by any other Holder;

                  ii. the Company shall materially fail to observe or perform any other covenant or agreement contained in this Debenture (other than a breach addressed separately under this Section 6(a) as an Event of Default) which failure is not cured, if possible to cure, within 10 business days after notice of such default sent by the Holder or by any other Holder;

                  iii. any representation or warranty made herein, in any other
            Transaction Documents, in any written statement pursuant hereto or thereto, or in any other report, financial statement or certificate made or delivered to the Holder or any other holder of Debentures shall be untrue or incorrect in any material respect as of the date when made or deemed made;

                  iv. (i) the Company shall commence, or there shall be
            commenced against the Company, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or (ii) there is commenced against the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or (iii) the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or
            (v) the Company makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (viii) the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (ix) any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

                  v. the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $150,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                  vi. the Common Stock shall not be eligible for quotation on or quoted for trading on a Trading Market and shall not again be eligible for and quoted or listed for trading thereon within five Business Days;

                  vii. the Company shall fail for any reason to deliver
            certificates to a Holder prior to the tenth Business Day after a Conversion Date pursuant to and in accordance with Section 4(d) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof.

            b) Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election delivered at any time within 30 days of written notice by the Company or public disclosure by the Company of the occurrence of such an Event of Default, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at the rate of 15% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

      Section 7. Miscellaneous.

            a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (214)265-9663, Attn: Chief Financial Officer or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (Dallas, Tx time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (Dallas, Tx time) on any date and earlier than 11:59 p.m. (Dallas, Tx time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

            b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

            c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

            d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in City of New York, Borough of Manhattan (the " New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

            e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

            f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

            g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

            h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                          PREFERRED VOICE, INC.


                                          By:___________________________________
                                             Name:
                                             Title: